                                                                      Exhibit 21

Itron Domestic Subsidiaries

--------------------------------------------------------------------------------

         Itron, Inc.
         Corporate Headquarters
         2818 N. Sullivan Rd.
         Spokane, WA  99216-1897

         P.O. Box 15288, Spokane, WA  99215-5288

         Genesis Services Pittsburgh, Inc.
         2818 N. Sullivan Rd.
         Spokane, WA  99216-1897

         Itron International, Inc.
         2818 N. Sullivan Rd.
         Spokane, WA  99216-1897

         Itron Finance, Inc.
         2818 N. Sullivan Rd.
         Spokane, WA  99216-1897

         Itron Connecticut Finance, Inc.
         2818 N. Sullivan Rd.
         Spokane, WA  99216-1897

Itron International Subsidiaries

--------------------------------------------------------------------------------

         Itron S.A.
         Espace St. Germain
         30 Avenue du General Leclerc
         38208 Vienne, Cedex
         FRANCE

         Itron Ltd.
         Kilnbrook House, Rose Kiln Lane
         Reading, Berkshire RG2 0BY
         UNITED KINGDOM

         Itron Australasia Pty. Ltd.
         Level 5, 33 Erskine Street
         Sydney, NSW 2000
         AUSTRALIA